UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 20, 2019

ENTERGY TEXAS, INC.
(Exact name of registrant as specified in its charter)

Texas	1-34360	61-1435798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10055 Grogans Mill Road, The Woodlands, Texas		77380
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(409) 981-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered

Mortgage Bonds, 5.625% Series due June 2064	EZT	New York Stock Exchange

5.375% Series A Preferred Stock, Cumulative, No Par Value (Liquidation Value $25 Per Share)	ETI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 Other Events.

On September 16, 2019, Entergy Texas, Inc. (the “Company”) entered into an Underwriting Agreement for the sale of $300,000,000 aggregate principal amount of its First Mortgage Bonds, 3.55% Series due September 30, 2049 (the “Bonds”). The sale of the Bonds closed on September 20, 2019. The Bonds were offered pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-233403-02) (the “Registration Statement”), which became effective upon such filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit
4.57	Officer’s Certificate establishing the terms of the Bonds.
4.61	First Supplemental Indenture to the Indenture, Deed of Trust and Security Agreement of Entergy Texas, Inc., dated as of September 1, 2019.
5.10	Opinion of Morgan, Lewis & Bockius LLP with respect to the Bonds.
5.11	Opinion of Duggins Wren Mann & Romero, LLP with respect to the Bonds.
23.11	Consent of Morgan, Lewis & Bockius LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.10).
23.12	Consent of Duggins Wren Mann & Romero, LLP with respect to its Opinion relating to the Bonds (included in Exhibit 5.11).
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Texas, Inc.
(Registrant)
Date: September 20, 2019
/s/ Steven C. McNeal
(Signature) Steven C. McNeal Vice President and Treasurer